Second Amendment

to the

Distribution Agreement

Between

Capitol Series Trust

and

Unified Financial Securities, LLC

This second amendment (the “Amendment”) dated as of December 14, 2017 to the Distribution Agreement dated January 1, 2016 (the “Agreement”) is made by and among Capitol Series Trust, Fuller & Thaler Asset Management, Inc., and Unified Financial Securities, LLC (collectively, the “Parties”).

The Parties desire to amend the Agreement according to the terms and conditions set forth in this Amendment.

In consideration of the Parties agreement to amend their obligations in the existing Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions, and agreements described below:

1.	The first paragraph of the Agreement is deleted and replaced with the following:

DISTRIBUTION AGREEMENT, dated January 1, 2016, by and among Capitol Series Trust, an Ohio business trust (the “Trust”), Fuller & Thaler Asset Management, Inc., a California corporation, the investment adviser to the Funds listed on Schedule A (the “Adviser”), and Unified Financial Securities, LLC, a Delaware limited liability company (the “Distributor”).

2.	Schedule A to the Agreement is hereby amended as follows:

SCHEDULE A

to the

Distribution Agreement

between

Capitol Series Trust

Fuller & Thaler Asset Management, Inc.

and

Unified Financial Securities, LLC

Fund Portfolios

Fuller & Thaler Behavioral Small-Cap Equity Fund

Fuller & Thaler Behavioral Small-Cap Growth Fund

Fuller & Thaler Behavioral Mid-Cap Value Fund

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The Parties duly executed this Amendment as of December 14, 2017.

	Capitol Series Trust		Unified Financial Securities, LLC

By:	/s/ Matthew J. Miller	By:	/s/ Kurt B. Krebs
Name:	Matthew Miller	Name:	Kurt B. Krebs
Title:	President	Title:	President

Fuller & Thaler Asset Management, Inc.

By:	/s/ Russell J. Fuller
Name:	Russell J. Fuller
Title:	President

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